DEED

This Deed (this “Deed”), is made and entered into as of 31 May, 2024, by and among Fuzhou Jiabin Modern Logistics Park Limited, a company incorporated under the laws of the People’s Republic of China (“Fuzhou Jiabin”), Jiabin Logistics Network Limited, a company incorporated under the laws of Hong Kong (“HK Jiabin”) and Mr. Hue Kwok Chiu (“Mr. Hue”). Fuzhou Jiabin, HK Jiabin and Mr. Hue are hereafter collectively referred to as the “Parties”, and each a “Party”.

WHEREAS, Fuzhou Jiabin and Mr. Hue entered into a series of debt agreements dated as of August 1, 2023, August 10, 2023, August 20, 2023 and August 25, 2023, respectively (collectively, the “Debt Agreements”), pursuant to which, Fuzhou Jiabin extended a loan facility in the aggregate amount of RMB120 million to Mr. Hue and as of the date of this Deed, the total amount of accrued interest under the Debt Agreements is RMB3.27 million;

WHEREAS, as of the date of this Deed, HK Jiabin owed Mr. Hue account payables in the total amount of RMB134.26 million (the “APs”); and

WHEREAS, Fuzhou Jiabin, HK Jiabin and Mr. Hue desire to settle all legal and beneficial rights, titles, interests and obligations under the Debt Agreements and in connection with the APs on the terms and conditions set out below.

NOW, THEREFORE, in consideration of the mutual covenants and undertakings contained in this Deed, and subject to and on the terms and conditions set forth herein and intending to be legally bound hereby, the Parties hereto agree as follows:

Section 1.1Settlement. With effect from the date of this Deed, (i) HK Jiabin agrees to assume and repay any and all of liabilities of Mr. Hue under the Debt Agreements (including, without limitation, all interests accrued and payable under the Debt Agreements), and (ii) Fuzhou Jiabin agrees to seek repayments of all liabilities under the Debt Agreements (including, without limitation, all interests accrued and payable under the Debt Agreements) from HK Jiabin and not to seek repayment of any such liability under the Debt Agreements from Mr. Hue .  Each of Fuzhou Jiabin, HK Jiabin and Mr. Hue hereby acknowledges and agrees to the transactions referred to in this section.  For the avoidance of doubt, each of Fuzhou Jiabin, HK Jiabin and Mr. Hue hereby acknowledges and agrees that after completion of such transactions, Mr. Hue shall be deemed to have discharged his liabilities under the Debt Agreements in its entirety and the remaining of the APs that HK Jiabin owes to Mr. Hue shall be RMB10.99 million.

Section 1.2Notice. Except as may be otherwise provided herein, all notices, requests, waivers and other communications made pursuant to this Deed shall be in writing and shall be conclusively deemed to have been duly given (i) when hand delivered to the other Party; (ii) when sent by facsimile or e-mail upon successful transmission report being generated by sender’s machine; (iii) three (3) business days after deposit with an international overnight delivery service, postage prepaid, addressed to the Parties as set forth below with next-business-day delivery guaranteed, provided

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that the sending party receives a confirmation of delivery from the delivery service provider; or (iv) in all other cases, upon actual receipt by the addressee, with the burden of proof of receipt upon the sender.

Section 1.3Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Deed shall inure to the benefit of and be binding upon the respective successors and assigns of the Parties whose rights or obligations hereunder are affected by such terms and conditions. This Deed, and the rights and obligations hereunder, shall not be assigned without the mutual written consents of the Parties.

Section 1.4Severability. If one or more provisions of this Deed are held to be unenforceable under applicable law, such provision shall be excluded from this Deed and replaced with the enforceable provision closest in intent and economic effect as the provision found to be unenforceable; provided that no such severability and replacement shall be effective if it materially changes the economic benefit of this Deed to any Party hereto.

Section 1.5Entire Agreement and Amendment. This Deed represents the entire understanding of the Parties with respect to the subject matter hereof and supersedes all previous understandings, whether written or oral. This Deed may only be amended with the written consent of all Parties or the due successors or assigns of the foregoing.

Section 1.6Confidentiality. Except as may be required by law, no Party shall disclose to any third party the terms and conditions of this Deed or the transactions contemplated hereby without prior approval by the other Parties. In the event of disclosure required by law or court ruling, the disclosing Party shall use all reasonable efforts and reasonably cooperate to obtain confidential treatment of the materials or a protective order.

Section 1.7Counterparts. This Deed may be executed in counterparts, each of which shall be deemed as an original, but all of which together shall constitute one and the same instrument. Facsimile and e-mailed copies of signatures shall be deemed to be originals for purposes of the effectiveness of this Deed.

Section 1.8Governing Law. This Deed shall be governed by and construed in accordance with the laws of the Hong Kong Special Administrative Region, without regard to conflicts of law principles.

Section 1.9Dispute Resolution. In the event of any dispute with respect to the construction and performance of the provisions of this Deed, any Party may submit the relevant dispute to the Hong Kong International Arbitration Centre (“HKIAC”) for arbitration under the Hong Kong International Arbitration Centre Administered Arbitration Rules (the “HKIAC Rules”) in force when the Arbitration Notice is submitted in accordance with the HKIAC Rules. The award rendered by the arbitrator(s) shall be final and binding upon the parties concerned. The fees for the arbitration shall be borne by the losing party unless otherwise awarded by the arbitral court.

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Section 1.10Further Assurances. Each Party shall from time to time and at all times hereafter make, do, execute, or cause or procure to be made, done and executed such further acts, deeds, conveyances, consents and assurances without further consideration, which may reasonably be required to effect the transactions contemplated by this Deed.

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This Deed has been executed as a deed and is delivered as a deed on the date first above written.

Fuzhou Jiabin Modern Logistics Park Limited

By: _/s/ Sufang Gong ___________________________

Name: Sufang Gong

Title:

In the presence of:

By: ___/s/ Jian Zeng_________________________

Name: Jian Zeng

Title:

[Signature Page to Deed]

This Deed has been executed as a deed and is delivered as a deed on the date first above written.

Jiabin Logistics Network Limited

By: _/s/ Hue Kwok Chin ___________________________

Name: Hue Kwok Chin

Title:

In the presence of:

By: __/s/ Lo Tai On __________________________

Name: Lo Tai On

Title:

[Signature Page to Deed]

This Deed has been executed as a deed and is delivered as a deed on the date first above written.

Mr. Hue Kwok Chiu

By: ____/s/ Hue Kwok Chin _________________________

In the presence of:

By: _____/s/ Lo Tai On _________________________

Name: Lo Tai On

Title:

[Signature Page to Deed]